UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2005

STERIS Corporation

(Exact name of registrant as specified in its charter)

Ohio	0-14643	34-1482024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

As of June 16, 2005, STERIS Corporation (the “Company”) entered into an Amendment No. 2 (“Amendment No. 2”) to the Amended and Restated Credit Agreement dated March 29, 2004 (“Credit Agreement”) with KeyBank National Association, as administrative agent for the lending institutions party thereto (“Banks”) and such Banks. Among other matters, Amendment No. 2 modified the Credit Agreement to amend the facility fee rates and the applicable margins, extend the length of the facility, increase the swing line commitment and relax certain covenants. Amendment No. 2 is attached hereto as Exhibit 10.1 and this description is qualified in its entirety by Amendment No. 2.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 (“Amendment No. 2”) to its Credit Agreement dated March 29, 2004 (“Credit Agreement”) with KeyBank National Association, as administrative agent for the lending institutions party thereto (“Banks”) and such Banks.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By:	/s/ Laurie Brlas
Laurie Brlas Senior Vice President and Chief Financial Officer

Dated: June 21, 2005

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Amendment No. 2 (“Amendment No. 2”) to its Credit Agreement dated March 29, 2004 (“Credit Agreement”) with KeyBank National Association, as administrative agent for the lending institutions party thereto (“Banks”) and such Banks.

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